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                                                                    EXHIBIT 23.5

                     CONSENT OF J.P. MORGAN SECURITIES INC.

    We hereby consent to (i) the use of our opinion letter dated November 24, 1997 to the Board of Directors of Sun Healthcare Group (the "Sun") included in Appendix B to the Joint Proxy Statement/ Prospectus/Information Statement which forms a part of the Registration Statement of Form S-4 relating to the proposed merger of Sun and Retirement Care Associates, Inc., and (ii) the references to such opinion in such Joint Proxy Statement/Prospectus/Information Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

J.P. MORGAN SECURITIES INC.

By: /s/ MARTIN FRIEDMAN
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   Name: Martin Friedman
   Title: Vice President

May 20, 1998